EXECUTION VERSION

AMENDMENT NO. 7 TO CREDIT AGREEMENT

AMENDMENT NO. 7 (this “Amendment”), dated as of October 16, 2020, to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 thereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2, dated as of September 21, 2017, Amendment No. 3, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4, dated as of September 19, 2019, Amendment No. 5, dated as of October 18, 2019, and Amendment No. 6 and Consent No. 3, dated as of August 27, 2020 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I.       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.       The Borrowers desire to amend the Credit Agreement and the Agent and the Required Banks have agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms contained therein: “Overnight LIBOR Rate” and “Screen Rate”.

2.                  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Overnight Bank Funding Rate” shall mean, for any day, the rate per annum calculated by the FRBNY, based on such day’s overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on the FRBNY Business Day immediately succeeding such day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Overnight Bank Funding Rate as so determined for any day would be less than zero, such rate for such day shall be deemed to be zero for all purposes of this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

3.                  Each of the following defined terms contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means, as of any day, a rate per annum equal to the sum of (a) the Applicable Margin, plus (b) the higher of (x) the Federal Funds Rate as in effect on that day and (y) the Overnight Bank Funding Rate as in effect on that day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound

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or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the FRBNY, based on such day’s overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on the FRBNY Business Day immediately succeeding such day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than zero, such rate for such day shall be deemed to be zero for all purposes of this Agreement.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

4.                  The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “October 16, 2020” with the date “October 15, 2021”.

5.                  Section 4.01(a) of the Credit Agreement is hereby amended by replacing the term “EEA Financial Institution” contained therein with the term “Affected Financial Institution”.

6.                  Section 5.09 of the Credit Agreement is hereby amended by replacing the phrase “will consolidate or merge” contained therein with the phrase “will divide or will consolidate or merge”.

7.                  The Credit Agreement is hereby amended by deleting Section 8.05 in its entirety.

8.                  Section 9.09(b)(v) of the Credit Agreement is hereby amended by inserting the phrase “any other party to the Loan Documents or” immediately before the phrase “any Assignee”.

9.                  Section 9.15 of the Credit Agreement is hereby amended by adding the following immediately after the first sentence thereto:

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Delivery of an executed counterpart of a signature page of the Loan Documents by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of such Loan Document. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any of the Agent or the Agreement Banks to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agreement Banks and the Borrowers, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of such Loan Documents, including with respect to any signature pages thereto.

10.              Section 9.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

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(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.              Paragraphs 1 through 10 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that such Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since August 27, 2020 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)                the Agent shall have received an upfront fee in an amount equal to $127,000;

(d)               the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(e)                the Agent shall have received (i) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date.

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12.              Each Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

13.              In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

14.              This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged.

15.              THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 7 to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON SCHEDULE 2 HERETO

By: /s/ Jonathan S. Horwitz

Name: Jonathan S. Horwitz

Title: Executive Vice President, Principal Executive Officer, and Compliance Liaison

Putnam Funds Amendment No. 7 Signature Page

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Janet B. Nolin

Name: Janet B. Nolin

Title: Vice President

Putnam Funds Amendment No. 7 Signature Page